Exhibit 3.1(a)

CERTIFICATE REGARDING ADOPTION AND APPROVAL BY THE BOARD OF DIRECTORS OF PARK NATIONAL CORPORATION ON OCTOBER 23, 2023 OF AMENDMENTS TO SECTION 1.08 AND SECTION 2.03 OF
PARK NATIONAL CORPORATION’S REGULATIONS

The undersigned hereby certifies that he is the duly elected, qualified and acting Chief Financial Officer, Secretary and Treasurer of Park National Corporation, an Ohio corporation (the “Corporation”); that a meeting of the Board of Directors of the Corporation (the “Board”) was duly called and held on October 23, 2023, at which meeting a quorum of the members of the Board was at all times present; and that the Board duly adopted the resolutions providing for the amendment of Section 1.08 of the Regulations of the Corporation and the amendment of Section 2.03 of the Regulations of the Corporation, as set forth on Annex I attached hereto and incorporated herein by reference.

IN WITNESS WHEREOF, the undersigned Chief Financial Officer, Secretary and Treasurer of Park National Corporation, acting for and on behalf of the Corporation, has hereunto set his hand this 26th of October, 2023.

/s/ Brady T. Burt
Brady T. Burt,
Chief Financial Officer, Secretary and Treasurer

ANNEX I

AMENDMENT OF SECTION 1.08 AND SECTION 2.03 OF THE REGULATIONS OF PARK NATIONAL CORPORATION

RESOLVED, that this Board hereby adopts and approves the amendment of Section 1.08 of the Corporation’s Regulations, whereby current Section 1.08 shall be deleted in its entirety and new Section 1.08, the text of which shall be as set forth in Exhibit A to the minutes of this meeting, shall be substituted therefor; and

FURTHER RESOLVED, that the Board hereby adopts and approves the amendment of Section 2.03 of the Corporation’s Regulations, whereby current Section 2.03 shall be deleted in its entirety and new Section 2.03, the text of which shall be as set forth in Exhibit B to the minutes of this meeting, shall be substituted therefor.

Exhibit A

Amendment of
Section 1.08 of the Regulations of
Park National Corporation

Section 1.08. Order of Business; Notice of Shareholder Business to be Brought Before a Meeting of Shareholders.

(A) The order of business at any meeting of shareholders shall be determined by the officer of the corporation acting as the chair of such meeting of shareholders unless otherwise determined by the vote of the holders of a majority of the voting shares of the corporation then outstanding, present in person or by proxy, and entitled to vote on every matter that is to be voted on at such meeting of shareholders.

(B) At an annual meeting of the shareholders, only such business shall be conducted or considered as is properly brought before the annual meeting of shareholders. To be properly brought before an annual meeting of shareholders, business must be (1) specified in the notice of meeting (or any supplement thereto) given in accordance with Section 1.04 of the Regulations, (2) otherwise properly brought before the annual meeting of shareholders by the chair of the meeting or by or at the direction of the board of directors, or (3) otherwise properly requested to be brought before the annual meeting of shareholders by a shareholder of the corporation in accordance with this Section 1.08. For the avoidance of doubt, the foregoing clause (3) shall be the exclusive means for a shareholder to bring business before an annual meeting of the shareholders (other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) (or any successor rule)), and included in the notice of meeting given by or at the direction of the board of directors.

(C) For business to be properly requested by a shareholder to be brought before an annual meeting of shareholders, the shareholder must (1) be a shareholder of the corporation of record (a) at the time of the giving of the notice for such annual meeting of shareholders as provided for in this Section 1.08, (b) on the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting of shareholders, and (c) at the time of the annual meeting of shareholders, (2) be entitled to vote at such annual meeting of shareholders and (3) have given timely written notice of the request to the secretary of the corporation. In addition, for proposals of business to be properly requested by a shareholder to be brought before an annual meeting of shareholders, such proposals of business must relate to an item of business that (x) is a proper subject for shareholder action under the corporation’s Articles, the Regulations, and applicable law and (y) is not expressly reserved for action by the board of directors under the corporation’s Articles, the Regulations, or applicable law.

(D) To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the anniversary of the previous year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting of shareholders is held on a date more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder, to be timely, must be so delivered, or mailed and received, not earlier than the 90th day prior to such annual meeting of shareholders and not later than the 60th day prior to such annual meeting of shareholders or, if the first Public Announcement (as defined in Section 1.08(O) of the Regulations) of such annual meeting of shareholders is less than 100 days prior to the date of such annual meeting of shareholders, not later than the 10th day following the day on which Public Announcement is first made by the corporation. Under no circumstances shall any adjournment or postponement of an annual meeting of shareholders or the announcement thereof commence a new time period (or extend any time period) for the giving of timely notice as described in this Section 1.08.

(E) A shareholder’s notice to the secretary of the corporation must set forth in writing the information described in paragraphs (a) and (b) below as to each matter the shareholder proposes to bring before the annual meeting of shareholders, which must be updated and supplemented, if necessary, so that the information provided or required to be provided will be true and correct as of (1) the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting of shareholders and (2) the date that is five business days prior to the annual meeting of shareholders or any adjournment or postponement thereof. For the avoidance of doubt, a shareholder shall not be entitled to make additional or substitute proposals following the expiration of the time periods set forth in this Section 1.08. The obligation to update and supplement as set forth in this Section 1.08(E) or any other provision of the Regulations shall not cure or limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines under this Section 1.08 or under any other provision of the Regulations or enable or be deemed to permit a shareholder who has previously submitted notice under this Section 1.08 or under any other provision of the Regulations to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business and/or resolutions proposed to be brought before an annual meeting of the shareholders.

(a) As to each item of business that the shareholder giving the notice proposes to bring before the annual meeting of shareholders, a shareholder’s notice must set forth:

(i) a description in reasonable detail of the business desired to be brought before the annual meeting of shareholders, the reasons for conducting such business at the annual meeting of shareholders, and the reasons why such Proposing Person (as defined in paragraph (b) below) believes that taking the action or actions proposed would be in the best interests of the corporation and the shareholders of the corporation;

(ii) a description in reasonable detail of any material interest of any Proposing Person in such business, including any anticipated benefit to any Proposing Person therefrom, and a description in reasonable detail of all agreements, arrangements and understandings among the Proposing Persons or between any Proposing Person and any other person (including their names) in connection with the proposal, including without limitation any agreements that would be required to be disclosed by any Proposing Person or any other person pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the Proposing Person or other person);

(iii) the text of the proposal (including the text of any resolutions proposed for consideration); and

(iv) any other information relating to such business that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such Proposing Person in support of the business proposed to be brought before the annual meeting of shareholders.

(b) For purposes of this Section 1.08, each of the following shall be deemed a “Proposing Person”: (u) the shareholder providing the notice of business proposed to be brought before an annual meeting of shareholders; (v) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting of shareholders is given; (w) any Affiliate or Associate (each as defined in Rule 12b-2 under the Exchange Act (or any successor rule)) of such shareholder or beneficial owner; (x) any participant (as defined in paragraphs (a)(ii) through (a)(vi) of Instruction 3 to Item 4 of Schedule 14A (Rule 14a-101 under the Exchange Act) or any successor instructions) with such shareholder or beneficial owner in the solicitation of proxies in respect of any such proposed business; (y) any person controlling, controlled by or under common control with any person referred to in the preceding clauses (u) and (v); and (z) any person “acting in concert” with any person referred to in the preceding clauses (u) and (v). For purposes of this Section 1.08 and the other provisions of the Regulations, a person shall be deemed to be “acting in concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the corporation in parallel with, such other person where (I) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (II) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factor(s) may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel; provided, however, that a person shall not be deemed to be “acting in concert” with any other person solely as a result of the solicitation or receipt of revocable proxies, or special meeting demands from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy statement filed on Schedule 14A. A person deemed to be “acting in concert” with another person shall be deemed to be “acting in concert” with any third party who is also “acting in concert” with such other person. A shareholder’s notice must set forth the following:

(i) the name and address of each Proposing Person (including, if applicable, the name and address that appear on the corporation’s books and records);

(ii) the class or series of shares and number of shares of the corporation that are directly or indirectly owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) or held of record by each Proposing Person (including any shares of any class or series of shares of the corporation as to which each Proposing Person has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time);

(iii) a representation that the shareholder giving the notice is a holder of record of shares of the corporation entitled to vote at the annual meeting of shareholders and intends to attend in person or by proxy at the annual meeting of shareholders to bring such business before the annual meeting of shareholders and as to whether any Proposing Person intends or is part of a group that intends (x) to deliver proxy materials to holders of at least the percentage of shares of the corporation entitled to vote and required to approve the proposal and/or (y) otherwise engage in or be a participant in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act (or any successor rule)) of proxies in support of such proposed business, and, if so, identifying such Proposing Person;

(iv) (x) a description of the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act (or any successor rule)) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act (or any successor rule)) (together, a “Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value, dividend or amount of dividend or volatility of any class or series of shares of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the Proposing Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation (any of the foregoing, a “Derivative Interest”), and (y) a description of any agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of the corporation) that has been made by or on behalf of such Proposing Person, the effect or intent of any of the foregoing being to mitigate loss to, to reduce the economic risk (of ownership or otherwise) for, or to manage risk of changes in share price for, any Proposing Person or to increase or decrease the voting power or pecuniary or economic interest of such Proposing Person with respect to shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of shares of the corporation, including without limitation any “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act (or any successor rule)) related to any shares of any class or series of shares of the corporation (any of the foregoing, a “Short Interest”); provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act (or any successor rule)) as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination, or otherwise include rights with an exercise or conversion privilege that is not fixed; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (or any successor rule) (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E) (or any successor rule)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer;

(v) any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has a right to vote any shares of the corporation or which has the effect of increasing or decreasing the voting power of such Proposing Person;

(vi) any other material relationship between such Proposing Person, on the one hand, and the corporation, any Affiliate of the corporation or any significant competitor of the corporation, on the other hand;

(vii) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the corporation, any Affiliate of the corporation or any significant competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(viii) any proportionate interest in shares of the corporation or Derivative Interests or Short Interests relating to the corporation held, directly or indirectly, by a general partnership or a limited partnership in which such Proposing Person is a general partner or in which such Proposing Person beneficially owns, directly or indirectly, an interest in a general partner;
(ix) any material pending or threatened legal proceeding involving the corporation, any Affiliate of the corporation or any of their respective directors or officers (or persons holding comparable positions), to which such Proposing Person or any Affiliate of such Proposing Person is a party or material participant, or has an interest (other than an interest that is substantially the same as all shareholders of the corporation);

(x) any rights directly or indirectly held of record or beneficially by such Proposing Person to dividends on the shares of the corporation that are separated or separable from the underlying shares of the corporation;

(xi) any equity interests (including any equity interests as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future) or any Derivative Interests or Short Interests in any competitor (as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended) of the corporation held by such Proposing Person (provided that, solely for the purposes of this clause (xi), references to the words “the corporation” within the definitions of “Derivative Interests” and “Short Interests” shall be replaced with the words “such competitor”);

(xii) any performance-related fees (other than an asset-based fee) to which such Proposing Person or any Affiliate or immediate family member of such Proposing Person may be entitled as a result of any increase or decrease in the value of shares of the corporation or Derivative Interests or Short Interests;

(xiii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act (or any successor rule) or an amendment pursuant to Rule 13d-2(a) under the Exchange Act (or any successor rule) if such a statement were required to be filed under the Exchange Act by such Proposing Person, if any; and

(xiv) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such Proposing Person in support of the business proposed to be brought before the annual meeting of shareholders.

(F) Business proposed to be brought by a shareholder may not be brought before the annual meeting of shareholders if such shareholder or any Proposing Person takes action contrary to the representations made in the shareholder notice applicable to such business or if the shareholder notice applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, or if after being submitted to the corporation, the shareholder notice applicable to such business was not updated in accordance with the Regulations to cause the information provided in the shareholder notice to be true, correct and complete in all respects.

(G) Notwithstanding any notice of the annual meeting of shareholders sent to shareholders on behalf of the corporation, a shareholder must comply with this Section 1.08 to conduct business at any annual meeting of shareholders. If the shareholder’s proposed business is the same or relates to business brought by the corporation and included in the corporation’s notice of annual meeting of shareholders, the shareholder is nevertheless required to comply and give the shareholder’s own separate and timely written notice to the secretary of the corporation pursuant to this Section 1.08.

(H) Upon written request by the secretary of the corporation, the board of directors or any duly authorized committee thereof, a shareholder submitting a notice pursuant to this Section 1.08 proposing business to be brought before an annual meeting of shareholders shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), such information reasonably required by the secretary of the corporation, the board of directors or any duly authorized committee thereof, acting in good faith, to update any information previously provided pursuant to this Section 1.08 or to determine compliance with this Section 1.08 by each Proposing Person or the accuracy and completeness of any notice or solicitation given or made on behalf of a Proposing Person. If a shareholder fails to provide such update, written verification or other information within such period, the information as to which written verification or other information was requested may be deemed not to have been provided in accordance with the requirements of this Section 1.08.

(I) For a notice pursuant to this Section 1.08 to comply with the requirements of this Section 1.08, each of the requirements of this Section 1.08 shall be directly and expressly responded to and a notice must clearly indicate and expressly reference to which provisions of this Section 1.08 the information disclosed is intended to be responsive. Information disclosed in one section of the notice in response to one provision of this Section 1.08 shall not be deemed responsive to any other provision of this Section 1.08 unless it is expressly cross-referenced to such other provision and it is clearly apparent how the information included in one section of the notice is directly and expressly responsive to the information required to be included in another section of the notice pursuant to this Section 1.08. A notice shall not be deemed to be in compliance with this Section 1.08 if it attempts to include the required information by incorporating by reference into the body of the notice any other document, writing or part thereof, including, but not limited to, any documents publicly filed with the Securities and Exchange Commission not prepared solely in response to the requirements of this Section 1.08. For the avoidance of doubt, statements purporting to provide global cross-references that purport to provide that all information provided shall be deemed to be responsive to all requirements of this Section 1.08 shall be disregarded and shall not satisfy the requirements of this Section 1.08.

(J) A shareholder submitting a notice pursuant to this Section 1.08, by such shareholder’s delivery to the corporation, represents and warrants that all information contained therein (including any information submitted regarding any Proposing Person), as of the deadline for submitting the notice, is true, accurate and complete in all respects and contains no false or misleading statements, and such shareholder acknowledges that such shareholder intends for the corporation and the board of directors to rely on such information as (1) being true, accurate and complete in all respects and (2) not containing any false or misleading statements. If the information submitted pursuant to this Section 1.08 by any shareholder proposing business to be brought before an annual meeting of shareholders shall not be true, correct and complete in all respects prior to the deadline for submitting the notice, such information may be deemed not to have been provided in accordance with this Section 1.08.

(K) Notwithstanding the foregoing provisions of the Regulations, a shareholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 1.08. Nothing in this Section 1.08 shall be deemed to affect any rights of (1) shareholders to request inclusion of proposals in the corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act (or any successor rule) or (2) the corporation to omit a proposal from the corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act (or any successor rule). A shareholder is not entitled to have such shareholder’s proposal included in the corporation’s proxy materials solely as a result of such shareholder’s compliance with the foregoing provisions of this Section 1.08. If a shareholder does not attend the annual meeting of shareholders to present such shareholder’s proposal, such proposal will be disregarded (notwithstanding that proxies in respect of such proposal may have been solicited, obtained or delivered).

(L) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the special meeting of shareholders. To be properly brought before a special meeting of shareholders, business must be (1) specified in the notice of the meeting (or any supplement thereto) given in accordance with Section 1.04 of the Regulations or (2) otherwise brought before the special meeting of shareholders by the presiding officer of the special meeting of shareholders, or by or at the direction of the board of directors.

(M) The determination of whether any business sought to be brought before any annual meeting of shareholders or any special meeting of the shareholders is properly brought before such meeting of shareholders in accordance with this Section 1.08 will be made by the presiding officer of such meeting of shareholders. If the presiding officer determines that any business is not properly brought before such meeting of shareholders, such presiding officer will so declare to the meeting of shareholders and any such business will not be conducted or considered.

(N) For purposes of this Section 1.08 and the other provisions of the Regulations, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, Section 14 or Section 15(d) of the Exchange Act.

(O) For purposes of this Section 1.08 and the other provisions of the Regulations, “business day” shall mean any day that is not a Saturday or a Sunday, a federal or state legal holiday in the state of the corporation’s principal place of business, or a day on which banks in the city of the corporation’s principal place of business are required or permitted to close.

Exhibit B

Amendment of
Section 2.03 of the
Regulations of
Park National Corporation

Section 2.03. Nominations of Directors; Election

(A) Except as may be otherwise provided in the express terms of any outstanding preferred shares of the corporation, only persons who are nominated in accordance with this Section 2.03 shall be eligible for election at a meeting of shareholders of the corporation to be members of the board of directors.

(B) Nominations of persons for election as directors of the corporation may be made only at a meeting of shareholders (1) by or at the direction of the board of directors or a committee thereof, or (2) by any shareholder (a) who is a shareholder of record at the time of the giving of the notice provided for in this Section 2.03, on the record date for the determination of shareholders entitled to notice of and to vote at the meeting of shareholders, and at the time of the meeting of shareholders, (b) who is entitled to vote for the election of directors at such meeting of shareholders, (c) who nominates a number of nominees that does not exceed the number of directors that will be elected at such meeting of shareholders and (d) who gives timely written notice of the nomination(s) to the secretary of the corporation and otherwise complies with the procedures set forth in this Section 2.03.

(C) To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation: (1) in the case of a special meeting of the shareholders, not less than 60 days nor more than 90 days prior to such special meeting of shareholders or not later than the 10th day following the day on which a Public Announcement is first made of the date of the special meeting of shareholders and of the nominees proposed by the board of directors to be elected at such special meeting of shareholders; or (2) in the case of an annual meeting of shareholders, not less than 60 days nor more than 90 days prior to the anniversary of the previous year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting of shareholders is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder, to be timely, must be delivered, or mailed and received, not earlier than the 90th day prior to such annual meeting of shareholders and not later than the 60th day prior to such annual meeting of shareholders or, if the first Public Announcement of such annual meeting of shareholders is less than 100 days prior to the date of such annual meeting of shareholders, not later than the 10th day following the day on which Public Announcement is first made by the corporation. Under no circumstances shall any adjournment or postponement of an annual meeting of shareholders or a special meeting of shareholders, or the announcement thereof, commence a new time period (or extend any time period) for the giving of timely notice as described in this Section 2.03(C). A shareholder’s notice to the secretary of the corporation must set forth in writing the information described in Section 2.03(D) below, which must be updated and supplemented, if necessary, so that the information provided or required to be provided will be true and correct as of (a) the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting of shareholders or the special meeting of shareholders, as applicable, and (b) the date that is five business days prior to the annual meeting of shareholders or the special meeting of shareholders, as applicable, or any adjournment or postponement thereof. For the avoidance of doubt, a shareholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 2.03. The obligation to update and supplement as set forth in this Section 2.03 or any other provision of the Regulations shall not cure or limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines under this Section 2.03 or under any other provision of the Regulations or enable or be deemed to permit a shareholder who has previously submitted notice under this Section 2.03 or under any other provision of the Regulations to amend or update any nomination or to submit any new nomination, including by changing or adding nominees proposed to be brought before a meeting of the shareholders.

(D) For purposes of this Section 2.03, each of the following shall be deemed a “Nominating Person”: (v) the shareholder providing the notice of the nomination proposed to be made at a meeting of shareholders; (w) the beneficial owner or beneficial owners, if different, on whose behalf the notice of nomination proposed to be made at a meeting of shareholders is given; (x) any Affiliate or Associate (each as defined in Rule 12b-2 under the Exchange Act (or any successor rule)) of such shareholder or beneficial owner; (y) any participant (as defined in paragraphs (a)(ii) through (a)(vi) of Instruction 3 to Item 4 of Schedule 14A (Rule 14a-101 under the Exchange Act), or any successor instructions) with such shareholder or beneficial owner in the solicitation of proxies in respect of any such proposed nomination; (z) any person controlling, controlled by or under common control with any person referred to in the preceding clauses (v) and (w); and (f) any person acting in concert with any person referred to in the preceding clauses (v) and (w). To be in proper form, for purposes of this Section 2.03, a shareholder’s notice to the secretary of the corporation must include:

(1) the information set forth in Section 1.08(E) of the Regulations (except that for purposes of this Section 2.03, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places where it appears in Section 1.08(E) of the Regulations and any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Section 2.03);

(2) as to each person whom the shareholder giving notice proposes to nominate for election or re-election as a director:

(a) all information with respect to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to Section 2.03(D)(1) if such proposed nominee were a Nominating Person;

(b) all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) under the Exchange Act to be made in connection with a general solicitation of proxies for, as applicable, an election of directors in a contested election (including such proposed nominee’s written consent to be named in the proxy materials as a nominee and to serve as a director if elected);

(c) a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, and any direct or indirect material interest in any material contract or agreement or any other material relationships, between or among the Nominating Person and such Nominating Person’s Affiliates and Associates or others acting in concert therewith, on the one hand, and each proposed nominee and such proposed nominee’s Affiliates, Associates or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 403 and Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission (or any successor rules) if the shareholder giving the notice or any other Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or an executive officer of such registrant;

(d) a completed questionnaire (in the form provided by the secretary of the corporation upon written request) with respect to the identity, background and qualifications of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made; and

(e) a written representation and agreement (in the form provided by the secretary of the corporation upon written request) that the proposed nominee (i) is qualified and, if elected, intends to serve as a director of the corporation for the entire term for which such proposed nominee is standing for election, (ii) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how the proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the corporation, with the proposed nominee’s fiduciary duties under applicable law, (iii) is not and will not become a party to any agreement, arrangement or understanding with any person other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation, (iv) has disclosed to the corporation all actual and potential conflicts of interest of such proposed nominee with the corporation, and (v) if elected as a director of the corporation, the proposed nominee would be in compliance and will comply with all applicable corporate governance, ethics, conflict of interest, confidentiality, share ownership and trading policies and guidelines of the corporation.

The corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility and qualifications of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(3) a representation regarding whether a Nominating Person intends, or is part of a group that intends, to solicit proxies in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act (or any successor rule), and, in the event that a Nominating Person so intends, or is part of a group that so intends, a written agreement (in the form provided by the secretary of the corporation upon written request), on behalf of such Nominating Person and any group of which such Nominating Person is a part, that complies with the requirements of Rule 14a-19 under the Exchange Act (or any successor rule). If such Nominating Person or the group of which such Nominating Person is a part fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act (or any successor rules), then the corporation shall disregard any proxies or votes solicited for such Nominating Person’s nominees. Upon request by the corporation, if such Nominating Person or the group of which such Nominating Person is a part provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act (or any successor rule), such Nominating Person shall deliver to the corporation, no later than five business days prior to the applicable meeting of shareholders, reasonable documentary evidence (as determined by the corporation or one of the corporation’s representatives, acting in good faith) that such Nominating Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act (or any successor rule).

(E) A nomination proposed to be brought by a shareholder may not be brought before a meeting of shareholders if such shareholder takes action contrary to the representations made in the shareholder notice applicable to such nomination or if the shareholder notice applicable to such nomination contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, or if after being submitted to the corporation, the shareholder notice applicable to such nomination was not updated in accordance with this Section 2.03 to cause the information provided in the shareholder notice to be true, correct and complete in all respects.

(F) Notwithstanding any notice of a meeting of shareholders sent to shareholders on behalf of the corporation, a shareholder must comply with this Section 2.03 to propose director nominations at any meeting of shareholders.

(G) Upon written request by the secretary of the corporation, the board of directors or any duly authorized committee thereof, a shareholder submitting a notice pursuant to this Section 2.03 proposing a nominee for election to the board of directors to be brought before an annual meeting of shareholders shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), such information reasonably required by the secretary of the corporation, the board of directors or any duly authorized committee thereof, acting in good faith, to update any information previously provided pursuant to this Section 2.03 or to determine compliance with this Section 2.03 by each Nominating Person or candidate whom a Nominating Person proposes to nominate for election as a director or the accuracy and completeness of any notice or solicitation given or made on behalf of a Nominating Person or candidate whom a Nominating Person proposes to nominate for election as a director. If a shareholder fails to provide such update, written verification or other information within such period, the information as to which written verification or other information was requested may be deemed not to have been provided in accordance with the requirements of this Section 2.03.

(H) For a notice pursuant to this Section 2.03 to comply with the requirements of this Section 2.03, each of the requirements of this Section 2.03 shall be directly and expressly responded to and a notice must clearly indicate and expressly reference to which provisions of this Section 2.03 the information disclosed is intended to be responsive. Information disclosed in one section of the notice in response to one provision of this Section 2.03 shall not be deemed responsive to any other provision of this Section 2.03 unless it is expressly cross-referenced to such other provision and it is clearly apparent how the information included in one section of the notice is directly and expressly responsive to the information required to be included in another section of the notice pursuant to this Section 2.03. A notice shall not be deemed to be in compliance with this Section 2.03 if it attempts to include the required information by incorporating by reference into the body of the notice any other document, writing or part thereof, including, but not limited to, any documents publicly filed with the Securities and

Exchange Commission not prepared solely in response to the requirements of this Section 2.03. For the avoidance of doubt, statements purporting to provide global cross-references that purport to provide that all information provided shall be deemed to be responsive to all requirements of this Section 2.03 shall be disregarded and shall not satisfy the requirements of this Section 2.03.

(I) A shareholder submitting a notice pursuant to this Section 2.03, by such shareholder’s delivery to the corporation, represents and warrants that all information contained therein (including any information submitted regarding any Nominating Person or candidate whom a Nominating Person proposes to nominate for election as a director), as of the deadline for submitting the notice, is true, accurate and complete in all respects and contains no false or misleading statements, and such shareholder acknowledges that such shareholder intends for the corporation and the board of directors to rely on such information as (1) being true, accurate and complete in all respects and (2) not containing any false or misleading statements. If the information submitted pursuant to this Section 2.03 by any shareholder proposing a nomination for election to the board of directors to be brought before an annual meeting of shareholders shall not be true, correct and complete in all respects prior to the deadline for submitting the notice, such information may be deemed not to have been provided in accordance with this Section 2.03.

(J) The presiding officer of any meeting of shareholders may, if the facts warrant, determine that a nomination was not made in accordance with this Section 2.03, and if the presiding officer should so determine, the presiding officer shall so declare to the meeting of shareholders, the defective nomination shall be disregarded, and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(K) Notwithstanding the foregoing provisions of this Section 2.03, a shareholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.03 (including Rule 14a-19 under the Exchange Act (or any successor rule)). A shareholder is not entitled to have such shareholder’s nominees included in the corporation’s proxy materials solely as a result of such shareholder’s compliance with the foregoing provisions of this Section 2.03, except if such nominees are also submitted in accordance and in compliance with Rule 14a-19 under the Exchange Act (or any successor rule) and other applicable requirements of state and federal law. If a shareholder does not attend the meeting of shareholders to present such shareholder’s nomination, such nomination will be disregarded (notwithstanding that proxies in respect of such nomination may have been solicited, obtained or delivered).

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